UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue,
Suite 105, Phoenix, Arizona		85020
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code    (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 8, 2013, InnSuites Hospitality Trust (the “Trust”) received a letter from the NYSE MKT LLC (f/k/a AMEX) (the “NYSE MKT”) informing the Trust that the staff of the NYSE MKT’s Corporate Compliance Department has determined that the Trust is not in compliance with Section 1003(a)(ii) of the NYSE MKT Company Guide due to the Trust having stockholders’ equity of less than $4.0 million and net losses in three of its four most recent fiscal years.

The Trust was afforded the opportunity to submit a plan of compliance to the NYSE MKT and submitted its plan on February 5, 2013. On March 21, 2013, the NYSE MKT notified the Trust that it accepted the Trust’s plan of compliance and granted the Trust an extension until April 30, 2014 to regain compliance with the continued listing standards. The Trust will be subject to periodic review by the NYSE MKT’s staff during this extension period. Failure to make progress consistent with the plan or to regain compliance with continued listing standards by the end of the extension period could result in the Trust being delisted from the NYSE MKT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ Pamela J. Barnhill
Pamela J. Barnhill
President and Chief Operating Officer

Date: March 26, 2013